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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 5, 1999, with respect to the consolidated financial statements of Security Benefit Life Insurance Company and Subsidiaries and the financial statements of Variable Annuity Account VIII included in Post-Effective Amendment No. 4 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-23723) and Post-Effective Amendment No. 5 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-8836) on Form N-4 and the related Statement of Additional Information accompanying the Prospectus of Variflex Signature Variable Annuity.

                                                               Ernst & Young LLP

Kansas City, Missouri
April 30, 1999